UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2020
____________________

ROSEHILL RESOURCES INC.
(Exact name of registrant as specified in its charter)
____________________

Delaware	001-37712	90-1184262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Park Row, Suite 300
Houston, Texas, 77084
(Address of principal executive offices, including zip code)

(281) 675-3400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☑ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ROSE	The NASDAQ Capital Market
Class A Common Stock Public Warrants	ROSEW	The NASDAQ Capital Market
Class A Common Stock Public Units	ROSEU	The NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement

On May 4, 2020, Rosehill Resources Inc. (the “Company”) and Rosehill Operating Company, LLC (“Rosehill Operating”), its direct subsidiary, entered into a forbearance agreement (the “Forbearance Agreement”) with (i) certain Lenders, constituting not less than the Required Lenders under the Amended and Restated Credit Agreement, dated as of March 28, 2018 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among the Company, Rosehill Operating and JPMorgan Chase Bank, N.A., as issuing bank and administrative agent (in such capacity “JP Morgan”) and the Lenders from time to time party thereto, and (ii) JP Morgan (collectively, the “Forbearing Parties”).

Pursuant to the Forbearance Agreement, subject to certain terms and conditions, the Forbearing Parties have agreed to forbear from exercising any rights or remedies arising from certain events of default under the Credit Agreement and other loan documents to which the Company, Rosehill Operating and the Forbearing Parties are party. As a condition to the Forbearance Agreement, Rosehill Operating has made a $20 million payment of the aggregate principal amount of Loans outstanding under the Credit Agreement.

The Forbearance Agreement will terminate at 11:59 p.m. ET on July 3, 2020 (the “Forbearance Termination Date”). The Forbearance Agreement may be terminated earlier than the Forbearance Termination Date, including if the Company and certain stakeholders do not agree to a term sheet for a restructuring transaction within 25 days of the Forbearance Agreement, or if the Company and those certain stakeholders do not enter into a Restructuring Support Agreement within 40 days of the Forbearance Agreement.

The above descriptions of the terms of the Forbearance Agreement do not purport to be complete and are qualified in their entirety by the full text of the Forbearance Agreement, which is attached as an exhibit hereto and incorporated herein by reference. Capitalized terms used but not defined herein have the meaning set forth in the Forbearance Agreement.

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the early termination of the Forbearance Agreement or the entry into a Restructuring Support Agreement with certain stakeholders. Such statements are subject to risks and uncertainties that could cause results to differ materially from the Company’s expectations, including the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. While the Company makes these statements in good faith, neither the Company nor its management can guarantee that anticipated future results will be achieved. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise, except as required by law.

Exhibit No.	Description
10.1	Forbearance Agreement, dated May 4, 2020, among the Company, Rosehill Operating, the financial institutions party thereto as Lenders and constituting not less than the Required Lenders and JP Morgan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSEHILL RESOURCES INC.

Date:	May 5, 2020	By:	/s/ R. Craig Owen
		Name:	R. Craig Owen
		Title:	Senior Vice President and Chief Financial Officer